Exhibit 99.2

QTS Realty Trust, Inc.

Supplemental Information for the Quarter Ended September 30, 2014

The QTS Difference

QTS Q3 Earnings 2014	Contact: IR@qtsdatacenters.com

Table of Contents

Overview
Company Profile	3

Financial Statements
Combined Consolidated Balance Sheets	4
Combined Consolidated Statements of Operations and Comprehensive Income (Loss)	5
Summary of Financial Data	6
Reconciliations of Return on Invested Capital (ROIC)	8
Implied Enterprise Value	9

Operating Portfolio
Data Center Properties	10
Redevelopment Summary	11
NOI by Facility and Capital Expenditure Summary	12
Leasing Statistics – Signed Leases	13
Leasing Statistics – Renewed Leases and Rental Churn	15
Leasing Statistics – Commenced Leases	16
Lease Expirations	17
Largest Customers	18
Industry Segmentation	19
Product Diversification	20

Capital Structure
Debt Summary and Debt Maturities	21
Interest Summary	22

Appendix	23

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Forward Looking Statements

Some of the statements contained in this document constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In particular, statements pertaining to the Company’s capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, all of the statements regarding anticipated growth in funds from operations and anticipated market conditions are forward-looking statements. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this document reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed in any forward-looking statement. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in the Company’s markets or the technology industry; national and local economic conditions; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to successfully develop, redevelop and operate acquired properties and operations; significant increases in construction and development costs; the increasingly competitive environment in which the Company operates; defaults on or non-renewal of leases by customers; increased interest rates and operating costs, including increased energy costs; financing risks, including the Company’s failure to obtain necessary outside financing; decreased rental rates or increased vacancy rates; dependence on third parties to provide Internet, telecommunications and network connectivity to the Company’s data centers; the Company’s failure to qualify and maintain its qualification as a real estate investment trust; environmental uncertainties and risks related to natural disasters; financial market fluctuations; and changes in real estate and zoning laws and increases in real property tax rates.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

2 QTS Q3 Earnings 2014	Contact: IR@qtsdatacenters.com

Company Profile

QTS®

by the NUMBERS

When it comes to data, we're more than 1s and 0s. We're a leading coast-to-coast data center solutions innovator powered by people and fueled by technology.

OUR FACILITIES

12 LOCATIONS ACROSS AMERICA

SACRAMENTO
SANTA CLARA
CHICAGO
OVERLAND PARK
WICHITA
DALLAS-FORT WORTH
PRINCETON
JERSEY CITY
RICHMOND
ATLANTA
SUWANEE
MIAMI
Icon denotes QTS Mega Data Center locations

INTEGRATED CONTROL FRAMEWORK WITH

1000+

COMPLIANCE REQUIREMENTS

THE QTS DIFFERENCE

- UNIQUE PRODUCT & SERVICE PLATFORM **QTS 3Cs**
- STATE-OF-THE-ART **MEGA** DATA CENTERS
- INDUSTRY-LEADING **SECURITY** & COMPLIANCE
- COAST-TO-COAST **LOCATIONS & CONNECTIVITY**
- **PREMIUM** CUSTOMER EXPERIENCE

850+

CUSTOMERS FROM DIVERSE INDUSTRIES

40%+ Annualized rent from customers that use more than one 3C product

PRODUCT BREADTH AND CONNECTIVITY SUPPORTS CUSTOMER RETENTION AND EXPANSION

- C1 > Custom Data Centers
- C2 > Colocation
- C3 > Cloud & Managed Services

POWER	SPACE	INTERCONNECTIVITY
500 MEGAWATTS of GROSS UTILITY POWER	**4.7M** GROSS SQUARE FEET	**6 CORE** NETWORK PRODUCTS **OVER 12,000** INTERCONNECTIONS
BEST PRACTICES IN PURSUIT OF LEED CERTIFICATION	**2.1M** SQ FT OF RAISED FLOOR	EASY ACCESS TO **OVER 500** SERVICE PROVIDERS

DATA CENTERS POWERED BY PEOPLE

Your 24x7x365 Power Supply

450

QTS EXPERTS

On call and on the job nationwide.

FIVE NINES UPTIME

99.999% Reliability

OUR TIMELINE

- **2003** – Predecessor launched data center operations
- **2005** – QTS predecessor formally established with acquisition of Atlanta-Suwanee facility
- **2006-2008** – **National platform** achieved with acquisition of four facilities
- **2009** – General Atlantic, LLC invests in QTS; REIT-compliant operations begin
- **2010** – Acquisition of Richmond facility; QTS **Cloud** offering commercially introduced
- **2010-2012** – Executed on growth strategy by leveraging platform and continued redevelopment of existing facilities
- **2012-2013** – Acquisition of Sacramento and Dallas facilities
- **2013** – **Fully integrated platform** uniquely positioned to capitalize on market opportunities
- **2014** – Expands mega data center footprint and establishes strategic partnership with Atos via Princeton acquistion
- **2014** – QTS enters top Tier 1 market with **Chicago acquisiton**

Data provided as of September 30, 2014

3 QTS Q3 Earnings 2014	Contact: IR@qtsdatacenters.com

Combined Consolidated Balance Sheets

(in thousands)

The following financial data as of September 30, 2014 and December 31, 2013 is that of the Company.

	September 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Real Estate Assets
Land	$48,576	$30,601
Buildings and improvements	894,014	728,230
Less: Accumulated depreciation	(168,210)	(137,725)
	774,380	621,106

Construction in progress	174,470	146,904
Real Estate Assets, net	948,850	768,010
Cash and cash equivalents	5,045	5,210
Rents and other receivables, net	13,928	14,434
Acquired intangibles, net	18,745	5,396
Deferred costs, net (1)	33,686	19,150
Prepaid expenses	4,042	1,797
Other assets, net (2)	25,853	17,359
TOTAL ASSETS	$1,050,149	$831,356

LIABILITIES
Mortgage notes payable	$87,175	$88,839
Unsecured credit facility	197,000	256,500
Senior notes	297,671	-
Capital lease obligations	9,042	2,538
Accounts payable and accrued liabilities	52,094	63,204
Dividends payable	10,541	8,965
Advance rents, security deposits and other liabilities	3,217	3,261
Deferred income	9,529	7,892
Derivative liability	-	453
TOTAL LIABILITIES	666,269	431,652

EQUITY

Common stock, $0.01 par value, 450,133,000 shares authorized, 29,016,774 and 28,972,774 shares issued and outstanding as of September 30, 2014 and December 31, 2013, respectively	290	289
Additional paid-in capital	321,119	318,834
Accumulated other comprehensive loss	-	(357)
Accumulated dividends in excess of earnings	(18,599)	(3,799)
Total stockholders’ equity	302,810	314,967
Noncontrolling interests	81,070	84,737
TOTAL EQUITY	383,880	399,704
TOTAL LIABILITIES AND EQUITY	$1,050,149	$831,356

(1)	As of September 30, 2014 and December 31, 2013, deferred costs, net, included $14.5 million and $7.3 million of deferred financing costs, respectively, and $19.2 million and $11.9 million of deferred leasing costs, respectively.
(2)	As of September 30, 2014 and December 31, 2013, other assets, net, primarily included $23.3 million and $14.2 million of corporate fixed assets, respectively, primarily relating to construction of corporate offices, leasehold improvements and corporate software related assets.

4 QTS Q3 Earnings 2014	Contact: IR@qtsdatacenters.com

Combined Consolidated Statements of Operations and Comprehensive Income (Loss)

(unaudited and in thousands)

The following financial data for the three and nine months ended September 30, 2014 and three months ended June 30, 2014 is that of the Company. The following financial data for the three and nine months ended September 30, 2013 is that of its Predecessor.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
Revenues:	2014	2014	2013	2014	2013
Rental	$45,448	$41,966	$37,595	$127,993	$106,184
Recoveries from customers	6,131	3,852	3,603	13,674	9,925
Cloud and managed services	5,242	4,970	4,393	14,443	12,828
Other (1)	1,124	550	429	2,116	1,521
Total revenues	57,945	51,338	46,020	158,226	130,458
Operating expenses:
Property operating costs	20,369	16,529	15,638	53,121	44,930
Real estate taxes and insurance	1,377	1,118	1,101	3,713	3,304
Depreciation and amortization	15,210	13,817	12,136	42,274	34,197
General and administrative (2)	11,045	11,473	10,097	33,296	29,387
Restructuring (3)	226	1,046	-	1,272	-
Transaction costs (4)	(195)	1,089	-	958	-
Total operating expenses	48,032	45,072	38,972	134,634	111,818

Operating income	9,913	6,266	7,048	23,592	18,640

Other income and expense:
Interest income	-	-	4	8	17
Interest expense	(5,410)	(2,208)	(4,343)	(9,683)	(15,977)
Other expense, net (5)	(470)	(110)	-	(580)	(3,277)
Income (loss) before taxes	4,033	3,948	2,709	13,337	(597)
Tax expense of taxable REIT subsidiaries	(27)	(27)	-	(82)	-
Net income (loss)	4,006	3,921	2,709	13,255	(597)
Net income attributable to noncontrolling interests (6)	(849)	(831)	-	(2,810)	-
Net income (loss) attributable to QTS Realty Trust, Inc	3,157	3,090	2,709	10,445	(597)
Unrealized gain on swap (7)	-	127	8	-	220
Comprehensive income (loss)	$3,157	$3,217	$2,717	$10,445	$(377)

(1)	Other revenue -Includes straight line rent, sales of scrap metals and other unused materials and various other income items. Straight line rent was $1.0 million, $0.2 million and $0.2 million for the three months ended September 30, 2014, June 30, 2014, and September 30, 2013, respectively. Straight line rent was $1.3 million and $0.4 million for the nine months ended September 30, 2014 and 2013, respectively.
(2)	General and administrative expenses - Includes personnel costs, sales and marketing costs, professional fees, travel fees, and other corporate general and administrative expenses. General and administrative expenses were 19.1%, 22.3%, and 21.9% of total revenues for the three month periods ended September 30, 2014, June 30, 2014, and September 30, 2013, respectively. General and administrative expenses were 21.0% and 22.5% of total revenues for the nine month periods ended September 30, 2014 and 2013, respectively.
(3)	Restructuring costs - For the three and nine months ended September 30, 2014, the Company incurred $0.2 million and $1.3 million, respectively, in restructuring costs related to severance costs associated with various remote employees.
(4)	Transaction costs - For the three and nine months ended September 30, 2014, we recognized $(0.2) million and $1.0 million, respectively, in costs related to the examination of actual and potential acquisitions. We received a refund for previously recognized costs during the three months ended September 30, 2014, which is reflected within transaction costs above. There were no transaction costs incurred for the three and nine months ended September 30, 2013.
(5)	Other expense, net - Generally includes write offs of unamortized deferred financing costs associated with the early extinguishment of certain debt instruments.

(6)	Noncontrolling interest - Concurrently with the completion of the initial public offering, the Company consummated a series of transactions pursuant to which the Company became the sole general partner and majority owner of QualityTech, LP, which then became its operating partnership. Certain prior owners of QualityTech, LP retained 21.2% of ownership in the operating partnership.

(7)	Unrealized gain (loss) on swap - For derivative instruments that are accounted for as hedges, or for the effective portions of qualifying hedges, the change in fair value is recorded as unrealized gains (losses) on swap and is included in other comprehensive income (loss). The swaps we previously held matured in September 2014, therefore, all gains were realized within the period and no unrealized gain or loss was recognized in the Combined Consolidated Statements of Operations and Comprehensive Income (Loss) for the three or nine months ended September 30, 2014.

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Summary of Financial Data

(in thousands, except share, per share and operating portfolio statistics data)

Our financial and operating data for the three and nine months ended September 30, 2014, the three months ended June 30, 2014, and as of September 30, 2014 and December 31, 2013 is that of the Company. The financial data for the three and nine months ended September 30, 2013, and as of September 30, 2013 is that of the Predecessor.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
Summary of Results	2014	2014	2013	2014	2013
Total revenue	$57,945	$51,338	$46,020	$158,226	$130,458
Net income (loss)	4,006	3,921	2,709	13,255	(597)

Other Data
FFO	$17,602	$16,124	$13,440	$50,918	$29,751
Operating FFO	18,103	18,369	13,440	53,728	33,028
Adjusted Operating FFO	12,880	18,714	12,932	49,326	31,064
Recognized MRR in the period	48,963	45,215	39,914	137,333	113,698
MRR (at period end)	16,521	16,035	13,799	16,521	13,799
EBITDA	24,653	19,973	19,184	65,286	49,560
Adjusted EBITDA	26,079	23,283	19,694	70,997	54,142
NOI	36,199	33,691	29,281	101,392	82,224
NOI as a % of revenue	62.5%	65.6%	63.6%	64.1%	63.0%
Adjusted EBITDA as a % of revenue	45.0%	45.4%	42.8%	44.9%	41.5%
Annualized ROIC	15.0%	15.5%	15.6%	15.3%	15.2%
General and administrative expenses as a % of revenue	19.1%	22.3%	21.9%	21.0%	22.5%

	September 30,		December 31,
Balance Sheet Data	2014		2013
Real estate at cost	$1,117,060		$905,735
Net investment in real estate	948,850		768,010
Total assets	1,050,149		831,356
Credit facilities, senior notes, mortgages payables, and capital leases	590,888		347,877
Debt to last quarter annualized Adjusted EBITDA **	5.7	x	4.1	x
Debt to Undepreciated real estate assets	52.9%		38.4%
Debt to Implied Enterprise Value	34.3%		27.6%

**	The ratio was impacted by various portions of QTS’s portfolio that were recently placed in service and had not yet produced a stabilized Adjusted EBITDA. In addition, the Company has incurred costs included in construction in progress related to revenue which will begin to ramp in 2015 and 2016 associated with the Company’s record booked-not-billed backlog of $62.6 million in annual monthly recurring revenue. As the revenues associated with this backlog commence, the Company expects its long term debt to Adjusted EBITDA ratio to improve.

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	September 30,	December 31,
Operating Portfolio Statistics	2014	2013
Built out square footage:
Raised floor	927,075	689,587
Leasable raised floor (1)	686,862	485,546
Leased raised floor	576,196	446,353

Total Raw Shell:
Total	4,652,949	3,779,519
Basis-of-design raised floor space (1)	2,097,373	1,804,777

Data center properties	12	10
Basis of design raised floor % developed	44.2%	38.2%
Data center % occupied	83.9%	91.9%

(1)	See definition in Appendix.

7 QTS Q3 Earnings 2014	Contact: IR@qtsdatacenters.com

Reconciliations of Return on Invested Capital (ROIC)

(unaudited and in thousands)

Our financial data for the three and nine months ended September 30, 2014, three months ended June 30, 2014, and as of September 30, 2014 and December 31, 2013 is that of the Company. The financial data for the three and nine months ended September 30, 2013, and as of September 30, 2013 is that of the Predecessor.

Return on Invested Capital (ROIC)	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
NOI (1)	$36,199	$33,691	$29,281	$101,392	$82,224
Annualized NOI	144,796	134,764	117,124	135,189	109,632
Average Undepreciated Real Estate Assets and other Net Fixed Assets Placed in Service	966,924	868,746	748,490	882,894	719,967
Annualized ROIC	15.0%	15.5%	15.6%	15.3%	15.2%

(1)	Includes facility level G&A allocation charges of 4% of revenue which aggregated to $2.3 million, $2.0 million and $1.8 million for the three month periods ended September 30, 2014, June 30, 2014, and September 30, 2013, respectively, and $6.3 million and $5.2 million for the nine month periods ended September 30, 2014 and 2013, respectively.

Calculation of Average Undepreciated Real Estate Assets and other Net Fixed Assets Placed in Service	As of			As of
Undepreciated Real Estate Assets and other	September 30,	June 30,	September 30,	September 30,	September 30,
Net Fixed Assets Placed in Service	2014	2014	2013	2014	2013
Real Estate Assets, net	$948,850	$903,947	$719,683	$948,850	$719,683
Less: Construction in progress	(174,470)	(183,516)	(106,630)	(174,470)	(106,630)
Plus: Accumulated depreciation	168,210	157,202	128,703	168,210	128,703
Plus: Other fixed assets, net	23,268	16,663	10,211	23,268	10,211
Plus: Acquired intangibles, net	18,745	19,554	6,850	18,745	6,850
Plus: Leasing Commissions, net	19,221	16,174	11,262	19,221	11,262
Total as of period end	$1,003,824	$930,024	$770,079	$1,003,824	$770,079

Average undepreciated real estate assets and other net fixed assets as of reporting period (2)	$966,924	$868,746	$748,490	$882,894	$719,967

(2)	Calculated by using average quarterly balance of each account.

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Implied Enterprise Value

Implied Enterprise Value as of September 30, 2014:
Total Shares Outstanding:
Class A Common Stock	28,883,774
Class B Common Stock	133,000
Total Shares Outstanding	29,016,774
Units of Limited Partnership (1)	8,104,164
Options to purchase Class A Common Stock (2)	145,795
Fully Diluted Total Shares and Units of Limited Partnership outstanding as of September 30, 2014 (3)	37,266,733
Share price as of September 30, 2014	$30.35
Market equity capitalization (in thousands)	$1,131,045
Debt (in thousands)	590,888
Implied Enterprise Value (in thousands)	$1,721,933

(1)	Includes 307,165 of operating partnership units representing the “in the money” value of Class O LTIP units on an “as if” converted basis.
(2)	Represents options to purchase 145,795 shares of Class A Common Stock of QTS Realty Trust Inc. representing the “in the money” value options on an “as if” converted basis.
(3)	Weighted average fully diluted shares and units for the three and nine months ended September 30, 2014 were 37,251,769 and 37,039,603, respectively.

9 QTS Q3 Earnings 2014	Contact: IR@qtsdatacenters.com

Data Center Properties

(in thousands, except NRSF data)

The following table presents an overview of the portfolio of data center properties that the Company owns or leases, referred to herein as our data center properties, based on information as of September 30, 2014:

			Operating Net Rentable Square Feet (Operating NRSF) (3)
Property	Year Acquired (1)	Gross Square Feet (2)	Raised Floor (4)	Office & Other (5)	Supporting Infrastructure (6)	Total	% Leased (7)	Annualized Rent (8)	Available Utility Power (MW) (9)	Basis of Design NRSF	% Raised Floor
Richmond, VA	2010	1,318,353	95,581	24,678	115,627	235,886	86.3%	$18,703,685	110	556,595	17.2%

Atlanta, GA (Metro)	2006	968,695	392,986	36,953	315,676	745,615	89.5%	$72,047,982	72	527,186	74.5%

Dallas-Fort Worth	2013	698,000	28,321	-	28,825	57,146	6.5%	$386,280	140	292,000	9.7%

Princeton	2014	553,930	58,157	12,073	111,405	181,635	100.0%	$8,290,975	22	158,157	36.8%

Suwanee, GA	2005	369,822	185,422	8,697	108,266	302,385	72.3%	$47,199,081	36	214,422	86.5%

Chicago, IL	2014	317,000	-	-	-	-	-%	$-	8	133,000	-%

Santa Clara, CA**	2007	135,322	55,494	944	45,687	102,125	92.9%	$22,268,523	11	80,347	69.1%

Jersey City, NJ*	2006	122,448	31,503	14,208	41,901	87,612	92.9%	$11,246,267	7	52,744	59.7%

Sacramento, CA	2012	92,644	54,595	2,794	23,916	81,305	60.8%	$12,449,538	8	57,906	94.3%

Miami, FL	2008	30,029	19,887	-	6,592	26,479	65.3%	$4,908,856	4	19,887	100.0%

Other	Misc	46,706	5,129	2,854	44,061	52,044	22.4%	$747,517	1	5,129	100.0%

Total as of September 30, 2014		4,652,949	927,075	103,201	841,956	1,872,232	83.9%	$198,248,704	419	2,097,373	44.2%

(1)	Represents the year a property was acquired or, in the case of a property under lease, the year the Company’s initial lease commenced for the property.
(2)	With respect to the Company’s owned properties, gross square feet represents the entire building area. With respect to leased properties, gross square feet represents that portion of the gross square feet subject to our lease. This includes 171,060 square feet of QTS office and support space, which is not included in operating NRSF.
(3)	Represents the total square feet of a building that is currently leased or available for lease plus developed supporting infrastructure, based on engineering drawings and estimates, but does not include space held for redevelopment or space used for the Company’s own office space.
(4)	Represents management’s estimate of the portion of NRSF of the facility with available power and cooling capacity that is currently leased or readily available to be leased to customers as data center space based on engineering drawings.
(5)	Represents the operating NRSF of the facility other than data center space (typically office and storage space) that is currently leased or available to be leased.
(6)	Represents required data center support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(7)	Calculated as data center raised floor that is subject to a signed lease for which billing has commenced (576,196 square feet as of September 30, 2014 divided by leasable raised floor based on the current configuration of the properties (686,862 square feet as of September 30, 2014), expressed as a percentage. The Dallas-Fort Worth facility occupancy does not include a significant customer which was signed in the three month period ended September 30, 2014 and commenced billing on October 1, 2014. Inclusion of this customer would have increased the Dallas-Fort Worth occupancy percentage to approximately 68%.
(8)	The Company defines annualized rent as MRR multiplied by 12. The Company calculates MRR as monthly contractual revenue under executed contracts as of a particular date, which includes revenue from the Company’s C1, C2 and C3 rental activities and cloud and managed services, but excludes customer recoveries, deferred set up fees and other one-time and variable revenues. MRR does not include the impact from booked-not-billed contracts as of a particular date, unless otherwise specifically noted.
(9)	Represents installed utility power and transformation capacity that is available for use by the facility as of September 30, 2014.

*	Represents facilities that we lease.

** Subject to long term ground lease.

NOTE: Excludes the Company’s facility at Lenexa, Kansas, which is not an operating data center.

10 QTS Q3 Earnings 2014	Contact: IR@qtsdatacenters.com

Redevelopment Summary

(in thousands, except NRSF data)

During the third quarter of 2014, we brought online approximately 83,000 net rentable square feet of raised floor at an aggregate cost of approximately $65 million. In addition, the Company has development projects currently under construction, and the ultimate timing and completion of, and the commitment of capital to, those future redevelopment projects are within the Company’s discretion and will depend upon a variety of factors, including the actual contracts executed, availability of financing and the Company’s estimates of the future market for data center space in each particular market. The Company does not intend to place any additional square footage in service during the fourth quarter of 2014.

The following redevelopment table presents an overview of the Company’s redevelopment pipeline, based on information as of September 30, 2014. This table shows the Company’s ability to increase its raised floor of 927,075 square feet by approximately 2.3 times to 2.1 million square feet as of September 30, 2014.

Raised Floor NRSF
Overview as of September 30, 2014
Property	Current NRSF in Service	Future Available (1)	Basis of Design NRSF	Approximate Adjacent Acreage of Land (2)
Richmond	95,581	461,014	556,595	111.1
Atlanta Metro	392,986	134,200	527,186	6.0
Dallas-Fort Worth	28,321	263,679	292,000	15.0
Princeton	58,157	100,000	158,157	65.0
Atlanta Suwanee	185,422	29,000	214,422	15.4
Santa Clara	55,494	24,853	80,347	-
Sacramento	54,595	3,311	57,906	-
Jersey City	31,503	21,241	52,744	-
Chicago	-	133,000	133,000	23.0
Miami	19,887	-	19,887	-
Other	5,129	-	5,129	-
Totals as of September 30, 2014	927,075	1,170,298	2,097,373	235.5

(1)	Reflects NRSF at a facility for which the initiation of substantial activities to prepare the property for its intended use after December 31, 2014.
(2)	The total cost basis of adjacent land, which is land available for the future development, is approximately $10 million. This is included in land on the Combined Consolidated Balance Sheets. The Basis of Design NRSF does not include any buildout on the adjacent land.

11 QTS Q3 Earnings 2014	Contact: IR@qtsdatacenters.com

NOI by Facility and Capital Expenditure Summary

(unaudited and in thousands, except NRSF data)

The Company calculates net operating income, or NOI, as net income (loss), excluding: interest expense, interest income, depreciation and amortization, write-off of unamortized deferred financing costs, tax expense of taxable REIT subsidiaries, gain on extinguishment of debt, transaction costs, gain on legal settlement, gain on sale of real estate, restructuring charge and general and administrative expenses. The Company believes that NOI is another metric that is often utilized to evaluate returns on operating real estate from period to period and also, in part, to assess the value of the operating real estate. The breakdown of NOI by facility is shown below:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Breakdown of NOI by facility:
Atlanta-Metro data center	$14,752	$15,194	$13,740	$44,348	$38,739
Atlanta-Suwanee data center	9,046	8,578	7,517	25,798	20,945
Santa Clara data center	3,301	3,318	2,801	9,349	8,299
Richmond data center	3,772	3,339	2,859	10,158	7,538
Sacramento data center	1,938	2,339	1,752	6,601	5,638
Princeton data center	2,066	23	-	2,089	-
Dallas-Fort Worth data center	420	-	-	420	-
Other data centers	904	900	612	2,629	1,065
NOI (1)	$36,199	$33,691	$29,281	$101,392	$82,224

(1)	Includes facility level G&A allocation charges of 4% of revenue which aggregated to $2.3 million, $2.0 million and $1.8 million, for the three month periods ended September 30, 2014, June 30, 2014, and September 30, 2013, respectively, and $6.3 million and $5.2 million for the nine month periods ended September 30, 2014 and 2013, respectively.

Capital expenditures related to real estate assets are summarized as follows:

	Real Estate Capital Expenditures (1)
	Three Months Ended September 30,		Nine Months Ended September 30,

	2014	2013	2014	2013
Redevelopment	$32,136	$22,608	$124,655	$79,475
Acquisitions	17,764	-	71,314	21,173
Maintenance capital expenditures	1,877	492	1,972	2,240
Other capitalized costs	4,134	3,950	13,383	10,670
Total capital expenditures	$55,911	$27,050	$211,324	$113,558

(1)	Does not include capitalized leasing commissions included in deferred costs, acquired intangibles or other management-related fixed assets included in other assets.

12 QTS Q3 Earnings 2014	Contact: IR@qtsdatacenters.com

Leasing Statistics – Signed Leases

(in thousands)

The mix of sales has significant impact on quarterly rates, both within major product segments and for overall blended leasing rates. QTS rate performance will vary quarter to quarter based on the mix of deals sold – C1 Custom Data Center, C2 Colocation (Cabinet, Cage and Suite), and C3 Cloud and Managed Services categories all vary on a rate per square foot basis. The amounts below include renewals when there was a change in square footage rented, but not renewals where square footage remained consistent before and after renewal (See renewal table on page 15 for such renewals).

During the third quarter of 2014, the Company signed 361 new and modified leases aggregating to $32.4 million of annualized rent which includes new leased revenue plus revenue from modified renewals. Removing annualized modified renewal MRR and deducting period downgrades results in $25.6 million in incremental annualized rent. The Company signed several significant C1 contracts with a strategic customer during the third quarter of 2014. Pricing for this strategic customer reflects its unique power commitment, lease size and customized solution. The solution for this customer meets the Company’s targeted return, and the size of the contract lowers the rate per square foot for C1 as well as the total overall rate per square foot for the period in aggregate as compared to the prior four quarter average.

Annualized Rent of New and Modified Leases represent total MRR associated with all new and modified leases for the respective periods for the purposes of computing annualized rent rates per square foot during the period. Incremental Annualized Rent, Net of Downgrades reflects net incremental MRR signed during the period for purposes of tracking incremental revenue contribution.

	Period	Number of Leases	Total Leased sq ft	Annualized Rent per Leased sq ft	Annualized Rent of New and Modified Leases	Incremental Annualized Rent, Net of Downgrades

New/modified leases signed - Total	Q3 2014	361	130,617	$248	$32,417,738	$25,629,407
	P4QA*	318	35,643	438	15,627,131	11,428,754
	Q2 2014	335	66,009	329	21,688,736	17,717,391
	Q1 2014	301	12,793	1,055	13,492,159	10,514,660
	Q4 2013	285	40,632	351	14,241,606	9,252,764
	Q3 2013	351	23,138	566	13,086,021	8,230,201

New/modified leases signed - C1	Q3 2014	15	121,658	$190	$23,165,719
	P4QA*	12	26,503	221	5,855,202
	Q2 2014	7	59,340	230	13,633,836
	Q1 2014	14	872	753	656,784
	Q4 2013	15	34,354	187	6,434,898
	Q3 2013	11	11,446	235	2,695,290

New/modified leases signed - C2/C3	Q3 2014	346	8,959	$1,033	$9,252,019
	P4QA*	306	9,140	1,069	9,771,920
	Q2 2014	328	6,669	1,208	8,054,900
	Q1 2014	287	11,921	1,077	12,835,341
	Q4 2013	270	6,278	1,244	7,806,708
	Q3 2013	340	11,692	889	10,390,731

*	Average of prior 4 quarters

NOTE: Figures above do not include cost recoveries. In general, C1 customers reimburse QTS for certain operating costs whereas C2/C3 customers are on a gross lease basis. As a result, pricing and resulting per square foot rates for C2/C3 customers includes the recovery of such operating costs.

13 QTS Q3 Earnings 2014	Contact: IR@qtsdatacenters.com

The following table outlines the booked-not-billed (“BNB”) balance as of September 30, 2014 and how that will affect revenue in 2014 and subsequent years:

Booked-not-billed ("BNB")	2014	2015	2016	Thereafter	Total
MRR	$872,606	$1,901,953	$1,249,400	$1,196,194	$5,220,153
Incremental revenue	2,199,136	11,899,733	11,335,790	14,354,328
Annualized revenue	10,471,274	22,823,438	14,992,799	14,354,328	62,641,839

We estimate the cost to provide the space, power, connectivity and other service to the customer contracts which had not billed as of September 30, 2014 would be approximately $160 million. This estimate generally includes C1 customers with newly contracted space of more than 3,300 square feet. The space, power, connectivity and other service provided to customers that contract for smaller amounts of space is generally provided by existing space which was previously developed.

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Leasing Statistics – Renewed Leases and Rental Churn

(in thousands)

The mix of sales has significant impact on quarterly rates, both within major product segments and for overall blended renewal rates. QTS’ rate performance will vary quarter to quarter based on the mix of deals sold – C1 Custom Data Center, C2 Colocation, and C3 Cloud and Managed Services categories all vary on a rate per square foot basis.

Consistent with the Company’s 3C strategy and business model, the renewal rates below reflect total MRR per square foot including all subscribed services. For comparability, the Company includes only those customers that have maintained consistent space footprints in the computations below. All customers with space changes are incorporated into new/modified leasing statistics and rates.

The overall blended rate for renewals signed in the third quarter of 2014 was 2.9% lower than the rates for those customers immediately prior to renewal. The actual change in the third quarter of 2014 renewal rates compares to a prior four quarter average increase of 3.8%. The decline in the renewal rates was due to changes in product mix by various customers that renewed. There were two large changes in mix, and if those two renewals were excluded from the renewal base, rates would have increased by 3.6% for the third quarter of 2014. The Company continues to believe that renewal rate increases in the low single digits are generally appropriate.

Rental Churn (which we define as MRR lost to complete termination of customer services in a given period compared to total MRR at the beginning of the period) was 1.1% for the third quarter of 2014.

	Period	Number of renewed leases	Total Leased sq ft	Annualized rent per leased sq ft	Annualized Rent	Rent Change(1)

Renewed Leases - Total	Q3 2014	59	7,740	$669	$5,181,226	-2.9%**
	P4QA*	57	6,841	802	5,344,697	3.8%
	Q2 2014	74	10,199	735	7,495,879	1.0%
	Q1 2014	56	6,558	770	5,049,624	8.9%
	Q4 2013	50	3,795	922	3,497,992	-1.1%
	Q3 2013	47	6,812	783	5,335,293	8.0%

Renewed Leases - C1	Q3 2014	0	-	$-	$-	0.0%
	P4QA*	2	2,810	389	1,118,703	4.9%
	Q2 2014	0	-	-	-	0.0%
	Q1 2014	1	2,500	301	753,240	0.0%
	Q4 2013	0	-	-	-	0.0%
	Q3 2013	2	3,119	476	1,484,166	8.3%

Renewed Leases - C2/C3	Q3 2014	59	7,740	$669	$5,181,226	-2.9%**
	P4QA*	56	5,436	940	4,785,345	4.9%
	Q2 2014	74	10,199	735	7,495,879	1.0%
	Q1 2014	55	4,058	1,059	4,296,384	1.0%
	Q4 2013	50	3,795	922	3,497,992	10.6%
	Q3 2013	45	3,693	1,043	3,851,127	-1.1%

*	Average of prior 4 quarters
**	The decline in the renewal rate of 2.9% was due to changes in product mix by various customers that renewed. There were two large changes in mix, and if those two renewals were excluded from the renewal base, rates would have increased by 3.6% for the third quarter of 2014.
(1)	Calculated as the percentage change of the rent per square foot immediately before renewal when compared to the rent per square foot immediately after renewal.

15 QTS Q3 Earnings 2014	Contact: IR@qtsdatacenters.com

Leasing Statistics – Commenced Leases

(in thousands)

The mix of sales across C1, C2 and C3 has significant impact on quarterly rates, both within major product segments and for overall blended commencement rates. QTS’ rate performance will vary quarter to quarter based on the mix of deals sold. C1 Custom Data Center, C2 Colocation , and C3 Cloud and Managed Services categories all vary on a rate per square foot basis.

During the third quarter of 2014, the Company commenced customer leases (which includes both new customers and existing customers that modified their lease terms) representing approximately $18.7 million of annualized rent at $520 per square foot. This compares to customer leases representing an aggregate trailing four quarter average of approximately $20.7 million of annualized rent at $365 per square foot. The trailing four-quarter average rates reflect the impact of significant C1 lease commencements (higher volume at lower rates, with those rates excluding recoveries).

C2/C3 average commencement rate for the third quarter of 2014 was $1,199 per square foot, reflecting large C3 bookings from first and second quarters of 2014 that commenced billing, versus the trailing four quarter average of $1,078 which included several large C2 commencements. Related metrics reflect these large C2 commencements and their large footprint with enhanced pricing.

	Period	Number of leases	Total Leased sq ft	Annualized rent per leased sq ft	Annualized Rent

Leases commenced - Total	Q3 2014	379	36,054	$520	$18,739,920
	P4QA*	375	56,604	365	20,664,598
	Q2 2014	421	32,838	584	19,172,568
	Q1 2014	307	21,941	558	12,246,796
	Q4 2013	356	99,123	280	27,714,462
	Q3 2013	417	72,516	324	23,524,566

Leases commenced - C1	Q3 2014	35	24,480	$199	$4,866,264
	P4QA*	28	43,957	160	7,033,067
	Q2 2014	33	22,023	203	4,480,666
	Q1 2014	22	11,394	130	1,480,149
	Q4 2013	25	85,533	158	13,536,139
	Q3 2013	31	56,878	152	8,635,316

Leases commenced - C2/C3	Q3 2014	344	11,574	$1,199	$13,873,656
	P4QA*	348	12,648	1,078	13,631,531
	Q2 2014	388	10,815	1,358	14,691,902
	Q1 2014	285	10,547	1,021	10,766,647
	Q4 2013	331	13,590	1,043	14,178,324
	Q3 2013	386	15,638	952	14,889,250

*	Average of prior 4 quarters

16 QTS Q3 Earnings 2014	Contact: IR@qtsdatacenters.com

Lease Expirations

C1 leases are typically 5-10 years with the majority of C1 lease expirations occurring in 2017 and beyond. C2/C3 leases are typically 3 years in duration, thus the majority of C2/C3 lease expirations are in 2015 and 2016. The following table sets forth a summary schedule of the lease expirations as of September 30, 2014 at the properties in the Company’s portfolio. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and all early termination rights are exercised:

Year of Lease Expiration	Number of Leases Expiring (1)	Total Raised Floor of Expiring Leases	% of Portfolio Leased Raised Floor	Annualized Rent (2)	% of Portfolio Annualized Rent	C1 as % of Portfolio Annualized Rent	C2 as % of Portfolio Annualized Rent	C3 as % of Portfolio Annualized Rent
Month-to-Month (3)	334	11,297	2%	$10,643,163	5%	0%	4%	1%
2014	221	8,741	2%	7,742,378	4%	1%	2%	1%
2015	889	53,182	9%	41,958,348	21%	2%	18%	1%
2016	803	66,157	11%	39,646,789	20%	5%	14%	1%
2017	410	73,806	13%	35,108,306	18%	8%	7%	3%
2018	141	237,852	41%	38,560,835	20%	18%	1%	1%
After 2018	101	124,569	22%	24,588,884	12%	9%	2%	1%

Portfolio Total	2,899	575,604	100%	$198,248,703	100%	43%	48%	9%

(1)	Represents each agreement with a customer signed as of September 30, 2014 for which billing has commenced; a lease agreement could include multiple spaces and a customer could have multiple leases.
(2)	Annualized rent is presented for leases commenced as of September 30, 2014. The Company defines annualized rent as MRR multiplied by 12. The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from our C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date, unless otherwise specifically noted. This amount reflects the annualized cash rental payments. It does not reflect the accounting associated with any free rent, rent abatements or future scheduled rent increases and also excludes operating expense and power reimbursements.
(3)	Consists of customers whose leases expired prior to September 30, 2014 and have continued on a month-to-month basis.

17 QTS Q3 Earnings 2014	Contact: IR@qtsdatacenters.com

Largest Customers

As of September 30, 2014, the Company’s portfolio was leased to over 850 customers comprised of companies of all sizes representing an array of industries, each with unique and varied business models and needs. The following table sets forth information regarding the ten largest customers in the portfolio based on annualized rent as of September 30, 2014:

Principal Customer Industry	Number of Locations	Annualized Rent (1)	% of Portfolio Annualized Rent	Weighted Average Remaining Lease Term (Months) (2)
Internet	1	$16,702,697	8.4%	49
Internet	1	9,644,400	4.9%	49
Information Technology	1	8,290,975	4.2%	117
Financial Services	1	4,318,740	2.2%	28
Financial Services	1	4,200,045	2.1%	10
Information Technology	2	4,182,777	2.1%	21
Internet	2	3,472,332	1.8%	6
Professional Services	1	3,274,860	1.6%	8
Financial Services	2	3,244,109	1.6%	39
Information Technology	1	3,175,608	1.6%	105
Total / Weighted Average		$60,506,543	30.5%	50

(1)	Annualized rent is presented for leases commenced as of September 30, 2014. We define annualized rent as MRR multiplied by 12. We calculate MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from our C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date. This amount reflects the annualized cash rental payments. It does not reflect any free rent, rent abatements or future scheduled rent increases and also excludes operating expense and power reimbursements.
(2)	Weighted average based on customer’s percentage of total annualized rent expiring and is as of September 30, 2014.

18 QTS Q3 Earnings 2014	Contact: IR@qtsdatacenters.com

Industry Segmentation

The following table sets forth information relating to the industry segmentation as of September 30, 2014:

The following table sets forth information relating to the industry segmentation as of December 31, 2013:

19 QTS Q3 Earnings 2014	Contact: IR@qtsdatacenters.com

Product Diversification

The following table sets forth information relating to the distribution of leases at the properties, by type of product offering, as of September 30, 2014:

(1)	As of September 30, 2014, C1 customers renting at least 6,600 square feet represented $47.4 million of annualized C1 MRR, C1 customers renting 3,300 square feet to 6,599 square feet represented $23.0 million of annualized C1 MRR, and C1 customers renting below 3,300 square feet represented $16.4 million of annualized C1 MRR. As of September 30, 2014, C1 customers’ median used square footage was 3,711 square feet.
(2)	C3 - Cloud and Managed Services shown here do not include Managed Services provided to C1 and C2 customers.

The following table sets forth information relating to the distribution of leases at the properties, by type of product offering, as of December 31, 2013:

(1)	As of December 31, 2013, C1 customers renting at least 6,600 square feet represented $34.5 million of annualized C1 MRR, C1 customers renting between 3,300 and 6,600 square feet represented $19.4 million of annualized C1 MRR, and C1 customers renting below 3,300 square feet represented $14.3 million of annualized C1 MRR. As of December 31, 2013, C1 customers’ median used square footage was 3,271 square feet.
(2)	C3 – Cloud and Managed Services shown here do not include Managed Services provided to C1 and C2 customers.

20 QTS Q3 Earnings 2014	Contact: IR@qtsdatacenters.com

Debt Summary and Debt Maturities

(in thousands)

	September 30,	December 31,
	2014	2013
Unsecured Credit Facility	$197,000	$256,500
Senior Notes, net of discount	297,671	-
Richmond Credit Facility	70,000	70,000
Atlanta-Metro Equipment Loan	17,175	18,839
Total (1)	$581,846	$345,339

(1)	Exclusive of capital lease obligations which totaled $9.0 million and $2.5 million as of September 30, 2014 and December 31, 2013, respectively

As of September 30, 2014

Debt instruments	2014	2015	2016	2017	2018	Thereafter	Total
Unsecured Credit Facility (1)	$-	$-	$-	$47,000	$150,000	$-	$197,000
Senior Notes (2)	-	-	-	-	-	300,000	300,000
Richmond Credit Facility	-	-	-	-	-	70,000	70,000
Atlanta-Metro Equipment Loan	574	2,397	2,567	2,748	2,943	5,945	17,175
Total	$574	$2,397	$2,567	$49,748	$152,943	$375,945	$584,175

(1)	Revolving portion of the Unsecured Credit Facility has a stated maturity of May 1, 2017 with an option to extend for one additional year.
(2)	Excludes discount reflected at September 30, 2014.

21 QTS Q3 Earnings 2014	Contact: IR@qtsdatacenters.com

Interest Summary

(unaudited and in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Interest expense and fees	$5,892	$3,247	$4,508	$12,050	$16,377
Swap interest	158	163	146	482	380
Amortization of deferred financing costs	691	621	588	1,894	2,193
Capitalized interest (1)	(1,331)	(1,823)	(899)	(4,743)	(2,973)
Total interest expense	$5,410	$2,208	$4,343	$9,683	$15,977

(1)	The weighted average interest rate for the three months ended September 30, 2014, June 30, 2014, and September 30, 2013 was 4.62%, 3.47%, and 3.58%, respectively. As of September 30, 2014 and December 31, 2013 our weighted average coupon interest rate was 4.25% and 2.90%, respectively.

22 QTS Q3 Earnings 2014	Contact: IR@qtsdatacenters.com

Appendix

Non-GAAP Financial Measures

This document includes certain non-GAAP financial measures that management believes are helpful in understanding the Company’s business, as further described below.

The Company considers the following non-GAAP financial measures to be useful to investors as key supplemental measures of the Company’s performance: (1) FFO; (2) Operating FFO; (3) Adjusted Operating FFO; (4) MRR; (5) EBITDA; and (6) Adjusted EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss and cash flows from operating activities as a measure of the Company’s operating performance and liquidity. FFO, Operating FFO, MRR, NOI, EBITDA and Adjusted EBITDA, as calculated by us, may not be comparable to FFO, Operating FFO, MRR, NOI, EBITDA and Adjusted EBITDA as reported by other companies that do not use the same definition or implementation guidelines or interpret the standards differently from us.

Definitions

C1 – Custom Data Center. Power costs are passed on to customers (metered power); generally 3,000 square feet or more of raised floor; lease term of 5 to 10 years; customers are large corporations, government agencies, and global Internet businesses.

C2 – Colocation. Power overages charged separately; specified kW included in lease; up to 3,000 square feet of raised floor; lease term of up to 3 years; customers are large corporations, small and medium businesses and government agencies.

C3 – Cloud and Managed Services. Power bundled with service; small amounts of space; customers rent managed virtual servers; lease term up to 3 years; customers are large corporations, small and medium businesses and government agencies.

Booked-not-billed (“BNB”). The Company defines booked-not-billed as customer leases that have been signed, but for which lease payments have not yet commenced.

Leasable raised floor. The Company defines leasable raised floor as the amount of raised floor square footage that the Company has leased plus the available capacity of raised floor square footage that is in a leasable format as of a particular date and according to a particular product configuration. The amount of leasable raised floor may change even without completion of new redevelopment projects due to changes in the Company’s configuration of C1, C2 and C3 product space.

Basis-of-design floor space. The Company defines basis-of-design floor space as the total data center raised floor potential of its existing data center facilities.

Operating NRSF. Represents the total square feet of a building that is currently leased or available for lease plus developed supporting infrastructure, based on engineering drawings and estimates, but does not include space held for redevelopment or space used for the Company’s own office space.

The Company. Refers to QTS Realty Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries, including QualityTech, LP.

Historical Predecessor. Refers to QualityTech, LP, our operating partnership.

23 QTS Q3 Earnings 2014	Contact: IR@qtsdatacenters.com

FFO, Operating FFO and Adjusted Operating FFO

The Company considers funds from operations (“FFO”), to be a supplemental measure of its performance which should be considered along with, but not as an alternative to, net income (loss) and cash provided by operating activities as a measure of operating performance and liquidity. The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), adjusted to exclude gains (or losses) from sales of property, real estate related depreciation and amortization and similar adjustments for unconsolidated partnerships and joint ventures. The Company’s management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

Due to the volatility and nature of certain significant charges and gains recorded in the Company’s operating results that management believes are not reflective of its core operating performance and liquidity, management computes an adjusted measure of FFO, which the Company refers to as Operating FFO. The Company generally calculates Operating FFO as FFO excluding certain non-recurring and often non-cash charges and gains and losses that management believes are not indicative of the results of the Company’s operating real estate portfolio. The Company believes that Operating FFO provides investors with another financial measure that may facilitate comparisons of operating performance and liquidity between periods and, to the extent they calculate Operating FFO on a comparable basis, between REITs.

Adjusted Operating Funds From Operations (“Adjusted Operating FFO”) is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distributions from operating activities. Adjusted Operating FFO is used by the Company as a basis to address cash flow and its ability to fund its dividend payments. The Company calculates Adjusted Operating FFO by adding or subtracting from Operating FFO items such as: maintenance capital investment, paid leasing commissions, amortization of deferred financing costs, non- real estate depreciation, straight line rent adjustments, and non-cash compensation.

The Company offers these measures because it recognizes that FFO, Operating FFO and Adjusted Operating FFO will be used by investors as a basis to compare its operating performance and liquidity with that of other REITs. However, because FFO, Operating FFO and Adjusted Operating FFO exclude real estate depreciation and amortization and capture neither the changes in the value of the Company’s properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact its financial condition, cash flows and results of operations, the utility of FFO, Operating FFO and Adjusted Operating FFO as measures of its operating performance and liquidity is limited. The Company’s calculation of FFO may not be comparable to measures calculated by other companies that do not use the NAREIT definition of FFO or do not calculate FFO in accordance with NAREIT guidance. In addition, the Company’s calculations of FFO, Operating FFO and Adjusted Operating FFO are not necessarily comparable to FFO, Operating FFO and Adjusted Operating FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. FFO, Operating FFO and Adjusted Operating FFO are non-GAAP measures and should not be considered a measure of the Company’s results of operations or liquidity or as a substitute for, or an alternative to, net income (loss), cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund its cash needs, including our ability to make distributions to our stockholders.

24 QTS Q3 Earnings 2014	Contact: IR@qtsdatacenters.com

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
FFO
Net income (loss)	$4,006	$3,921	$2,709	$13,255	$(597)
Real estate depreciation and amortization	13,596	12,203	10,731	37,663	30,348
FFO	17,602	16,124	13,440	50,918	29,751

Write off of unamortized deferred finance costs	470	110	-	580	3,277
Restructuring costs	226	1,046	-	1,272	-
Transaction costs	(195)	1,089	-	958	-
Operating FFO *	18,103	18,369	13,440	53,728	33,028

Maintenance Capex	(1,877)	(22)	(492)	(1,972)	(2,240)
Leasing Commissions paid	(5,516)	(2,839)	(2,374)	(10,604)	(6,889)
Amortization of deferred financing costs	522	621	588	1,725	2,193
Non real estate depreciation and amortization	1,612	1,616	1,406	4,610	3,849
Straight line rent revenue	(961)	(170)	(229)	(1,283)	(428)
Straight line rent expense	72	74	83	221	246
Equity-based compensation expense	925	1,065	510	2,901	1,305
Adjusted Operating FFO *	$12,880	$18,714	$12,932	$49,326	$31,064

*	The Company’s calculations of Operating FFO and Adjusted Operating FFO may not be comparable to Operating FFO and Adjusted Operating FFO as calculated by other REITs that do not use the same definition.

Monthly Recurring Revenue (MRR)

The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from its C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date, unless otherwise specifically noted.

Separately, the Company calculates recognized MRR as the recurring revenue recognized during a given period, which includes revenue from its C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues.

Management uses MRR and recognized MRR as supplemental performance measures because they provide useful measures of increases in contractual revenue from the Company’s customer leases. MRR and recognized MRR should not be viewed by investors as alternatives to actual monthly revenue, as determined in accordance with GAAP. Other companies may not calculate MRR or recognized MRR in the same manner. Accordingly, the Company’s MRR and recognized MRR may not be comparable to other companies’ MRR and recognized MRR. MRR and recognized MRR should be considered only as supplements to total revenues as a measure of its performance. MRR and recognized MRR should not be used as measures of the Company’s results of operations or liquidity, nor is it indicative of funds available to meet its cash needs, including its ability to make distributions to its stockholders.

25 QTS Q3 Earnings 2014	Contact: IR@qtsdatacenters.com

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Recognized MRR in the period
Total period revenues (GAAP basis)	$57,945	$51,338	$46,020	$158,226	$130,458
Less: Total period recoveries	(6,131)	(3,852)	(3,603)	(13,674)	(9,925)
Total period deferred setup fees	(1,125)	(1,164)	(1,263)	(3,508)	(3,450)
Total period straight line rent and other	(1,726)	(1,107)	(1,240)	(3,711)	(3,385)
Recognized MRR in the period	48,963	45,215	39,914	137,333	113,698

MRR at period end
Total period revenues (GAAP basis)	$57,945	$51,338	$46,020	$158,226	$130,458
Less: Total revenues excluding last month	(38,439)	(34,000)	(30,448)	(138,720)	(114,886)
Total revenues for last month of period	19,506	17,338	15,572	19,506	15,572
Less: Last month recoveries	(1,771)	(1,464)	(1,219)	(1,771)	(1,219)
Last month deferred setup fees	(391)	(421)	(427)	(391)	(427)
Last month straight line rent and other	(823)	582	(127)	(823)	(127)
MRR at period end	$16,521	$16,035	$13,799	$16,521	$13,799

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

The Company calculates EBITDA as net income (loss) adjusted to exclude interest expense and interest income, provision for income taxes (including income taxes applicable to sale of assets) and depreciation and amortization. Management believes that EBITDA is useful to investors in evaluating and facilitating comparisons of the Company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base charges (primarily depreciation and amortization) from its operating results.

In addition to EBITDA, the Company calculates an adjusted measure of EBITDA, which it refers to as Adjusted EBITDA, as EBITDA excluding unamortized deferred financing costs, gains on extinguishment of debt, transaction costs, equity-based compensation expense, restructuring charge, gain (loss) on legal settlement and gain on sale of real estate. The Company believes that Adjusted EBITDA provides investors with another financial measure that can facilitate comparisons of operating performance between periods and between REITs.

Management uses EBITDA and Adjusted EBITDA as supplemental performance measures as they provide useful measures of assessing the Company’s operating results. Other companies may not calculate EBITDA or Adjusted EBITDA in the same manner. Accordingly, the Company’s EBITDA and Adjusted EBITDA may not be comparable to others. EBITDA and Adjusted EBITDA should be considered only as supplements to net income (loss) as measures of the Company’s performance and should not be used as substitutes for net income (loss), as measures of its results of operations or liquidity or as an indications of funds available to meet our cash needs, including our ability to make distributions to our stockholders.

26 QTS Q3 Earnings 2014	Contact: IR@qtsdatacenters.com

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
EBITDA and Adjusted EBITDA
Net income (loss)	$4,006	$3,921	$2,709	$13,255	$(597)
Interest expense	5,410	2,208	4,343	9,683	15,977
Interest income	-	-	(4)	(8)	(17)
Tax expense of taxable REIT subsidiaries	27	27	-	82	-
Depreciation and amortization	15,210	13,817	12,136	42,274	34,197
EBITDA	24,653	19,973	19,184	65,286	49,560

Write off of unamortized deferred finance costs	470	110	-	580	3,277
Equity-based compensation expense	925	1,065	510	2,901	1,305
Restructuring costs	226	1,046	-	1,272	-
Transaction costs	(195)	1,089	-	958	-
Adjusted EBITDA	$26,079	$23,283	$19,694	$70,997	$54,142

27 QTS Q3 Earnings 2014	Contact: IR@qtsdatacenters.com

Net Operating Income (NOI)

The Company calculates net operating income (“NOI”) as net income (loss), excluding: interest expense, interest income, tax expense of taxable REIT subsidiaries, depreciation and amortization, write off of unamortized deferred financing costs, gain on extinguishment of debt, transaction costs, gain on legal settlement, gain on sale of real estate, restructuring charge and general and administrative expenses. The Company believes that NOI is another metric that is often utilized to evaluate returns on operating real estate from period to period and also, in part, to assess the value of the operating real estate. A reconciliation of net income (loss) to NOI is presented below:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Net Operating Income (NOI)
Net income (loss)	$4,006	$3,921	$2,709	$13,255	$(597)
Interest expense	5,410	2,208	4,343	9,683	15,977
Interest income	-	-	(4)	(8)	(17)
Depreciation and amortization	15,210	13,817	12,136	42,274	34,197
Write off of unamortized deferred finance costs	470	110	-	580	3,277
Tax expense of taxable REIT subsidiaries	27	27	-	82	-
Restructuring costs	226	1,046	-	1,272	-
Transaction costs	(195)	1,089	-	958	-
General and administrative expenses	11,045	11,473	10,097	33,296	29,387
NOI (1)	$36,199	$33,691	$29,281	$101,392	$82,224
Breakdown of NOI by facility:
Atlanta-Metro data center	$14,752	$15,194	$13,740	$44,348	$38,739
Atlanta-Suwanee data center	9,046	8,578	7,517	25,798	20,945
Santa Clara data center	3,301	3,318	2,801	9,349	8,299
Richmond data center	3,772	3,339	2,859	10,158	7,538
Sacramento data center	1,938	2,339	1,752	6,601	5,638
Princeton data center	2,066	23	-	2,089	-
Dallas-Fort Worth data center	420	-	-	420	-
Other data centers	904	900	612	2,629	1,065
NOI (1)	$36,199	$33,691	$29,281	$101,392	$82,224

(1)	Includes facility level G&A allocation charges of 4% of revenue which aggregated to $2.3 million, $2.0 million and $1.8 million for the three month periods ended September 30, 2014, June 30, 2014, and September 30, 2013, respectively, and $6.3 million and $5.2 million for the nine month periods ended September 30, 2014 and 2013, respectively.

28 QTS Q3 Earnings 2014	Contact: IR@qtsdatacenters.com